Exhibit 5.1

May 18, 2020

MGM Growth Properties LLC

1980 Festival Plaza Drive, Suite 750

Las Vegas, Nevada 89135

Ladies and Gentlemen:

We have acted as counsel to MGM Growth Properties LLC, a Delaware limited liability company (the “Company”) in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale by the Company or the sale by the selling securityholders to be identified in one or more prospectus supplements from time to time of (i) Class A shares of the Company (the “Class A Shares”), (ii) preferred shares of the Company (the “Preferred Shares”), (iii) depositary shares representing interests in Preferred Shares (“Depositary Shares”) and evidenced by depositary receipts issued against deposit of Preferred Shares pursuant to a deposit agreement to be entered into between the Company and a bank or trust company selected by the Company and (iv) warrants to purchase Class A Shares or Preferred Shares of the Company (the “Warrants” and, together with the Class A Shares, the Preferred Shares and the Depositary Shares, the “Securities”). You have asked us to furnish our opinion as to the legality of the Securities being registered under the Registration Statement. The Securities being registered under the Registration Statement will have an indeterminate aggregate initial offering price and will be offered on a continuous or delayed basis pursuant to the provisions of Rule 415 under the Securities Act.

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of: (i) the Certificate of Formation of the Company (as amended to date); (ii) the Operating Agreement of the Company (as amended to date); (iii) the Amended and Restated Limited Liability Company Agreement of the Company (as amended to date, the “LLC Agreement”); (iv) the Registration Statement and the documents incorporated by reference therein, (v) the prospectus contained within the Registration Statement and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and we have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

Based on and subject to the foregoing and assuming that: (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement, instrument or document with respect to any Securities will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, (vi) any Securities issuable upon conversion, exercise or exchange of any Securities being offered or issued will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, (vii) the terms of such Securities will have been duly established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company and (viii) if issued in certificated form, certificates representing the Securities will be duly executed and delivered and, to the extent required by any applicable agreement, duly authenticated and countersigned, and if issued in book-entry form, the Securities will be duly registered to the extent required by any applicable agreement, we advise you that in our opinion:

1. Class A Shares. Assuming that the issuance and terms of any Class A Shares and the terms of any offering thereof by the Company have been duly authorized, when: (i) the Company has received the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company’s board of directors or committee thereof or (ii) in the case of any Class A Shares to be issued under any Warrants, Preferred Shares or other rights that are exchangeable for or convertible into Class A Shares, upon due exercise of such exchange or conversion rights in accordance with the terms of any applicable agreements, instruments or documents, and, if applicable, upon payment of the exercise price specified in such agreements, instruments or documents, such Class A Shares will be validly issued, and holders of Class A Shares will have no obligation to make any further payments for the purchase of the Class A Shares or contributions to the Company solely by reason of their ownership of Class A Shares.

2. Preferred Shares. Assuming that the issuance and terms of any Preferred Shares and the terms of any offering thereof by the Company have been duly established and authorized, when: (i) the Company has received the consideration therefor specified in any applicable underwriting agreement or purchase agreement approved by the Company’s board of directors or committee thereof or (ii) in the case of any Preferred Shares to be issued under any Warrants or other rights that are exchangeable for or convertible into Class A Shares, upon due exercise of such exchange or conversion rights in accordance with the terms of any applicable agreements, instruments or documents, and, if applicable, upon payment of the exercise price specified in such agreements, instruments or documents, such Preferred Shares will be validly issued, and holders of Preferred Shares will have no obligation to make any further payments for the purchase of the Preferred Shares or contributions to the Company solely by reason of their ownership of Preferred Shares.

3. Depositary Shares. Assuming that the issuance and terms of any Depositary Shares and the terms of any offering thereof by the Company have been duly established and authorized, when: (i) the depositary agreement under which such Depositary Shares are to be issued has been duly and validly authorized, executed and delivered by all parties thereto, (ii) the Preferred Shares represented by the Depositary Shares have been issued and delivered in accordance with the LLC Agreement and (iii) the depositary receipts evidencing the Depositary Shares have been executed, countersigned and issued in accordance with the deposit agreement, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in such Depositary Shares and the depositary agreement.

4. Warrants. Assuming that the issuance and terms of any Warrants and the terms of any offering thereof by the Company have been duly established and authorized, when: (i) the Warrants have been duly authorized, executed and delivered by the Company and the warrant agent appointed by the Company, if any, and (ii) such Warrants have been duly executed, authenticated, issued, paid for and delivered in accordance with any underwriting agreement or purchase agreement or as otherwise contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions expressed above with respect to enforceability are subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The opinions are also subject to (i) the Registration Statement becoming effective pursuant to applicable law and (ii) the issuance of any legally required consents, approvals, authorizations or orders of the Commission and any other regulatory authority.

The opinions expressed above are limited to the federal laws of the United States of America and the Delaware Limited Liability Company Act.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement and in any prospectus supplement related thereto as counsel for the Company that has passed on the validity of the Securities, and to the use of this opinion as a part (Exhibit 5) of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Milbank LLP

RDM/BN